Exhibit 10.11

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Attention: Bobby Chapman

Company: EcoStim Energy Solutions, Inc.

FRACTURING SPREAD (2-BLENDER SPREAD)

Quotation No 13-9921, Revision 3
Dated: January 6, 2014

INQUIRY NO.

Presented by: Chad Joost
Address: 10750 Telge Road
Houston, Texas 77095
Phone: 281-345-5100
Fax: 281-345-1188
Email: c.joost@ssss.com

COMMERCIAL PROPOSAL

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Stewart & Stevenson Manufacturing Technologies LLC

TABLE OF CONTENTS

COMMERCIAL PROPOSAL				5
ORDER ACKNOWLEDGMENT				7
MODEL FT-2251Q, TRAILER-MOUNTED, QUINTUPLEX, 2,250 BHP FRACTURING UNIT WITH INTELLIGENT PUMP CONTROL©				8
1.0	DESCRIPTION			8
	1.1	TRAILER SYSTEM		9
		1.1.1	TRACTOR CHASSIS (CUSTOMER SUPPLIED)	10
	1.2	DECK POWER SYSTEM		10
		1.2.1	ENGINE	10
		1.2.2	COOLING SYSTEM	10
		1.2.3	TRANSMISSION	11
		1.2.4	ENGINE/TRANSMISSION MOUNTING	12
		1.2.5	DRIVELINE	12
		1.2.6	HYDRAULIC SYSTEM	12
	1.3	PUMP SYSTEM		12
		1.3.1	SUCTION MANIFOLD	13
		1.3.2	DISCHARGE MANIFOLD	13
		1.3.3	FLUID-END LUBRICATION	13
		1.3.4	POWER-END LUBRICATION	14
		1.3.5	PUMP MAINTENANCE TOOLS	14
	1.4	CONTROL AND INSTRUMENTATION SYSTEM		14
		1.4.1	LOCAL GAUGE CABINET	14
		1.4.2	LOCAL ELECTRICAL JUNCTION BOX	14
		1.4.3	MISCELLANEOUS	14
		1.4.4	STEWART & STEVENSON INTELLIGENT PUMP CONTROL© (IPC)	15
		1.4.5	DATA OUTPUT	16
	1.5	UNITIZATION AND COMPLETION		16
	1.6	FLUID END PLATFORM (OPTIONAL)		17
	1.7	BLEED VALVE (OPTIONAL)		17
MODEL MT-102HP, HIGH-POWER, 100 BPM TRAILER-MOUNTED BLENDER WITH ACCUFRAC™ AUTOMATIC BLENDER CONTROL SYSTEM, CAT TIER IV ENGINES				18
2.0	DESCRIPTION			18
	2.1	TRAILER		19
	2.2	DRIVE SYSTEM		20
		2.2.1	DISCHARGE PUMP ENGINE	20
		2.2.2	HYDRAULIC DRIVE ENGINE	20
		2.2.3	HYDRAULIC SYSTEM	21
		2.2.4	FUEL SYSTEM	21
	2.3	MIXING SYSTEM		21
		2.3.1	BLENDER TUB	21
		2.3.2	PROPPANT LOADING AUGERS	22
		2.3.3	SUCTION PUMP AND MANIFOLDS	22
		2.3.4	DISCHARGE PUMP AND MANIFOLDS	23
		2.3.5	MONITORING DEVICES	23
	2.4	DRY CHEMICAL ADDITIVE SYSTEM		23
	2.5	LIQUID CHEMICAL ADDITIVE SYSTEM		24
	2.6	CONTROLS/INSTRUMENTATION SYSTEM		24

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		2.6.1	CONTROLS	24
		2.6.2	INSTRUMENTATION	25
	2.7	ACCUFRAC™ SYSTEM		25
		2.7.1	AUTOMATIC DENSITY CONTROL (ADC)	26
		2.7.2	AUTOMATIC CHEMICAL CONTROL (ACC)	27
	2.8	UNITIZATION AND COMPLETION		27
	2.9	CABIN WITH ACCUFRAC		28
	2.10	UPGRADE DRY AND LIQUID ADDITIVE SYSTEM		29
MODEL CT-5CAS/HYD, TRAILER-MOUNTED HYDRATION UNIT AND CHEMICAL ADDITIVE SYSTEM				30
3.0	DESCRIPTION			30
	3.1	TRAILER SYSTEM		31
	3.2	POWER SYSTEM		32
		3.2.1	DIESEL ENGINE	32
		3.2.2	HYDRAULIC SYSTEM	32
	3.3	CHEMICAL ADDITIVE SYSTEM		32
		3.3.1	TANKS	32
		3.3.2	CHEMICAL PUMPING SYSTEM	33
	3.4	HYDRATION SYSTEM.		33
		3.4.1	HYDRATION TANK	33
		3.4.2	MANIFOLDS	34
		3.4.3	CENTRIFUGAL PUMP	34
	3.5	RHEOLOGY KIT		34
	3.6	CONTROL SYSTEM		35
		3.6.1	CONTROL CONSOLE	35
		3.6.2	INSTRUMENT AND CONTROL CONSOLE	35
	3.7	ACCUFRAC™ SYSTEM.		36
		3.7.1	AUTOMATIC CHEMICAL CONTROL (ACC)	36
	3.8	UNITIZATION AND COMPLETION		37
	3.9	UPGRADE PUMPS AND SPARE POLYMER PUMP		38
MODEL ET-40EXP, EXPANDABLE TRAILER-MOUNTED CONTROL AND DATA ACQUISITION CENTER				39
4.0	DESCRIPTION			39
	4.1	TRAILER		39
	4.2	OPERATOR’S CABIN		40
		4.2.1	EXPANDABLE AREA	40
	4.3	POWER SUPPLY SYSTEM		41
		4.3.1	GENERATOR SET	41
		4.3.2	SHORE-POWER SYSTEM	41
		4.3.3	DC POWER SYSTEM	41
		4.3.4	BATTERY BACKUP SYSTEM	41
	4.4	COMPUTERS AND RELATED HARDWARE SYSTEM		41
		4.4.1	INDUSTRIAL PC COMPUTERS	42
		4.4.2	MONITORS	42
		4.4.3	PRINTERS	42
		4.4.4	OPERATING SYSTEM	42
	4.5	CONTROL AND DATA ACQUISITION PACKAGE		43
		4.5.1	ACCUFRACPC™	43
		4.5.2	IPC-PC™ SOFTWARE	43

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	4.6	EXTERNAL CONNECTIONS		44
		4.6.1	CABLES AND REELS	44
		4.6.2	SHIP LOOSE CABLE KIT	45
	4.7	ADDITIONAL EQUIPMENT		45
		4.7.1	SENSORS	45
		4.7.2	FRAC COMMUNICATION SYSTEM	45
		4.7.3	FREQUENCY SIGNAL CALIBRATOR	46
	4.8	UNITIZATION AND COMPLETION		46
5.0	INSPECTION/TRAINING			47
6.0	COMMISSIONING			47
WARRANTY POLICY STATEMENT				48
TERMS & CONDITIONS				50

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COMMERCIAL PROPOSAL

ITEM	DESCRIPTION	QTY.	UNIT PRICE	EXTD PRICE
1	FT-2251Q Trailer Mounted Fracturing Unit	4	**	**
1a	Optional FT-2251Q Slide Out Fluid End Service Platform	4	**	**
1b	Optional FT-2251Q 2x1 Bleed Valve in lieu of TX Carbide	4	**	**
2	MT-102HP Trailer Mounted Fracturing Blender	2	**	**
2a	Optional MT-102HP Enclosed Operator’s Cabin with AC/Heat	2	**	**
3	CT-5CAS/HYD Trailer Mounted Chemical Additive and Hydration Unit	1	**	**
4	ET-40EXP Trailer Mounted Data Acquisition and Control Unit with Lab Room and Slide Out	I	**	**
5	Inspection and Training in Houston	1		Included
6	Commissioning in Argentina (2 Technicians, 14 Days)	1	**	**
			TOTAL	**

	Optional Items
2b	Optional MT-102HP, Change Chemical Additive System to 5 Waukesha Pumps (006, 006, 006, 015, 030) and 1 Dry Add (101-E)	2	**	**
3a	Optional CT-5CAS/HYD, Change Chemical Additive System to 4 Waukesha Pumps (006, 006, 006, 015) and a Spare Polymer PC Pump	1	**	**
	GRAND TOTAL WITH ABOVE OPTIONS			$8,093,870.00

COMMERCIAL NOTES:

1.	Prices are quoted in US Dollars.

2.	Prices and deliveries are subject to prior sale.

3.	Prices are valid for fourteen (14) days from date of proposal.

4.	Delivery for the above equipment is EXW — EX WORKS (Stewart & Stevenson Plant Houston, TX) per INCOTERMS® 2010.

5.	Delivery for the above equipment is based upon component availability and production schedule at time of order. Quoted delivery is from receipt of order. Order is considered received after all of the following are received:

	a.	Signed order acknowledgement and

	b.	Down payment or letter of credit (as defined in payment terms).

6.	Quoted delivery is as follows (subject to prior sale):

	●	FT-2251Q: 3 Units In Stock, Material for additional units is In Stock, 4th Unit Completion 1 Month ARO

	●	MT-102HP Unit #1: 2 Months ARO

	●	MT-102HP Unit #2: 2.5 Months after receipt of Unit #2 deposit (expected 2/15/14)

	●	CT-5CAS/HYD: In Stock

	●	ET-40EXP: Body is In Stock, Completion 1 Month ARO

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7.	Stewart & Stevenson equipment is certified according to United States Department of Transportation rules and regulations. Compliance to any additional export country’s road laws and regulations shall be the customer’s sole responsibility.

8.	While Stewart & Stevenson will use all efforts to meet our on-time delivery commitment, we cannot accept responsibility for events outside our control, where 3rd party’s quality or delivery issues may negatively impact our finished product deliveries.

9.	Ultimate destination of equipment — Argentina, Stewart & Stevenson Manufacturing Technologies LLC shall be excused from performing any obligation under this contract that we are unable to perform in the event that we are not authorized to export the products, technical information or services under the U.S. Export Regulations or Laws.

10.	Payment terms are as follows:

	a.	Units In-Stock - FT-2251Q Units #1-3, CT-5CAS/HYD:

		i.	**

	b.	Other Items and Units to be Completed - MT-102HP Blender Unit #1, FT-2251Q Unit #4, ET-40EXP, Training, and Commissioning:

		i.	**

		ii.	**

	c.	MT-102HP Blender Unit #2

		i.	**

		ii.	**

11.	Stewart & Stevenson terms and conditions apply (included).

12.	Cold Weather Packages are not included.

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ORDER ACKNOWLEDGMENT

We, the undersigned, understand and wholly accept the technical specifications, commercial price, delivery, other terms and conditions, warranty policy statement, and general terms and conditions of sale, all as set forth in Stewart & Stevenson proposal number 13-9921 Rev. 3 (collectively the “Agreement”). By signing this document we are placing a firm order for the equipment described in this proposal. This Agreement shall not become effective until signed by all parties.

EcoStim Energy Solutions, Inc.	Stewart & Stevenson
Customer	Manufacturing Technologies LLC
S&S Entity

/s/ Bobby Chapman	/s/ John B. Simmons
(signature)	(signature)

Bobby Chapman	John B. Simmons
(print name)	(print name)

(signature)

(print name)

Dated this 8th day of January, 2014

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MODEL FT-2251Q, TRAILER-MOUNTED, QUINTUPLEX, 2,250 BHP FRACTURING
UNIT WITH INTELLIGENT PUMP CONTROL©

1.0	DESCRIPTION

The Stewart & Stevenson FT-2251Q is a trailer-mounted fracturing unit capable of pumping inhibited acid and other proppant laden stimulation fluids in harsh oilfield environments. The unit is remotely operated from either a remote control suitcase or a mobile computerized data acquisition and control unit.

This unit is capable of operating in an ambient temperature range of -4°F (-20°C) to 122°F (+50°C). The deck engine is capable of delivering 2250 BHP to the engine flywheel at SAE conditions and the pump will deliver 2000 HHP.

While delivering full horsepower in any speed range of the deck engine in any gear, and without exceeding the pump ratings, there shall be no components, which will vibrate with excessive amplitudes in resonance with the forcing vibrations of the engine or pump. Also, there shall be no excessive rotational vibrations of the engine, transmission, or pump due to transmitted torque and the flexibility of the skid and mounting systems.

The unit is capable of operating during prolonged pumping operations.

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Approximate Dimensions
Length	43’ 4”	13.2 m
Width	8’ 0”	2.4 m
Height	13’ 6”	4.1 m
Weight Kingpin	26,000 lbs	11,800 kg
Weight Rear Axle	40,000 lbs	18,100 kg
Weight Trailer	66,000 lbs	29,900 kg

1.1	TRAILER SYSTEM

The system is a tandem axle heavy-duty single drop trailer with the following features:

−	Heavy-duty twin beam construction

−	96” width

−	52” king pin setting (may be changed to suit customer’s requirements)

−	Landing legs 160,000 lbs

−	Air ride suspension

−	Heavy-duty tandem axles

−	ABS Brakes, air type

−	11.00 R 22.5 radial tires

−	2” SAE king pin with rub plate (may be changed to suit customer’s requirements)

−	Lights mounted stop/turn clearance

−	Mud flaps

−	Rear bumper with tow hook

−	Running lights for highway use

−	Front and rear fenders

−	24 volt battery system

A 400 USG capacity fuel system is mounted on the trailer. The fuel system is equipped with a vent fill and drain connections together with a complete fuel distribution system including filters, strainers, suction, and return connections. Fuel tank crossover lines with individual ball valves are included where necessary.

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1.1.1	TRACTOR CHASSIS (CUSTOMER SUPPLIED) 1.2 DECK POWER SYSTEM

1.2.1	ENGINE

Mounted on the unit is a Detroit Diesel 12V4000, four-cycle diesel engine with the following performance characteristics and features:

−	Rated 2,250 BHP @ 1900 RPM (fracturing specification, see performance curve)

−	Electronic Engine Management System

−	Electronic Throttle Control

−	Air cleaners

−	Fuel filters

−	Lubricating oil filters

−	Rear housing adaptation kit (SAE00 to SAE0) for use with Allison (or equivalent) transmissions

−	Lifting eyes

−	Exhaust manifolds

−	Oil filter bank and oil pan sight gauge

−	Pumps, fuel and lubricating, fuel transfer, lubricating oil

−	Pumps, water, and jacket water

−	Support, front trunion

−	Thermostats and housing

−	Vibration dampeners

−	Horizontal exhaust silencer with rain cap and stainless steel connections

−	Alternator

−	Heavy-duty hydraulic starter

−	Transmission oil cooler

1.2.2	COOLING SYSTEM

A horizontal remote radiator system with vertical air discharge is installed on the upper deck of the unit. This system incorporates the following performance characteristics and features:

−	Tested and certified for operation in rated ambient temperature

−	Shell and Tube Transmission Cooler, oversized for increased heat rejection capability (>10,000 BTU/min)

−	Power-end lubricant cooler

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−	Hydraulic oil cooler

−	Fuel cooler

−	All required thermostatic valves (p/e lube, and hydraulic)

−	Closed-loop hydraulic fan drive circuit for maximum efficiency

−	Fan-to-motor interface using a self-aligning motor mount and paraflex coupling

−	Front crankshaft hydraulic pump drive adaptation

−	Fan guard

−	Coolant sight level gauge

−	Coolant level and temperature sensors

−	Access ladder for radiator fill

1.2.3	TRANSMISSION

Coupled to the rear of the deck engine is an Allison S9820 (or equivalent) powershift transmission. The transmission accessories include:

−	TC 1080 torque converter

−	Transmission powershift

−	Electrically activated hydraulic shift assembly

−	SAE #0 mounting

−	Lockup clutch

−	Output shaft disc brake

−	Transmission oil to coolant heat exchanger

−	Auxiliary output adapter plate on back of oil pump drive gear for the pump power-end lubrication pump

−	Transmission oil sump

−	Gear ratios are as follows:

Transmission Gear Ratios
1st	3.75:1
2nd	2.69:1
3rd	2.20:1
4th	1.77:1
5th	1.58:1
6th	1.27:1
7th	1.00:1
8th	0.742:1 (Blocked)

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1.2.4	ENGINE/TRANSMISSION MOUNTING

The engine and transmission are isolated from the unit by means of rubber pads and a front engine vibration trunion mount. This makes the engine/transmission mount combination a single unit and allows for a three-point mounting system with a flexible mount at the front and two flexible mounts at the rear.

Mounting system eliminates any alignment problems on equipment where there may be flexing of unit. Engine/transmission mount can be separated into two pieces. This allows removal of transmission leaving engine mounting system intact and greatly simplifying service and maintenance.

1.2.5	DRIVELINE

The transmission is connected to the pump via a driveline installed in accordance with the manufacturer’s guidelines. The driveline includes a removable metal guard. A viscous vibration dampener is included and mounted between the universal joint drive shaft assembly and pump input flange to protect the engine and transmission from inherent vibrations created by the down-hole pump.

1.2.6	HYDRAULIC SYSTEM

The deck engine starting system is powered by a tractor wet kit (sold separately). The wet kit is required to supply approximately 50 gallons per minute at 3000 PSI to start the deck engine.

A second hydraulic system, driven by a special front-engine crankshaft adaptation on the deck engine, drives the radiator fan.

The hydraulic system incorporates all required equipment such as hydraulic oil tank, suction filters, return filters, relief valves, directional control valves, priority valves, and troubleshooting connections to insure a complete and functional system. All plumbing in the hydraulic system is used in accordance with the manufacturer’s application guidelines.

1.3	PUMP SYSTEM

The unit’s main pump is an SPM QWS-2500SD “Severe Duty” quintuplex pump with the following features:

−	Auto frettaged fluid-end

−	High strength forged alloy steel fluid-end

−	Winged main discharge connection

−	Integral stuffing box

−	Wing guided slush type valves

−	Rubber spring loaded packing

−	Center gauge connection

Pump Specifications
Plunger size	4.5 inch
Plunger stroke	8 inch
Gear reduction	6.353 to 1

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1.3.1	SUCTION MANIFOLD

The 6” “Zoomie” suction manifold included with the pump extends to the edge of the unit. The manifold terminates with two 4” Fig. 206 winged union connections and includes two 4” butterfly valves. A removable pulsation dampener is installed in the suction manifold.

1.3.2	DISCHARGE MANIFOLD

The pump’s forward and rear discharge ports are connected to the discharge manifold via 3” Fig. 1502 sub-connections. This wrap-around bridle configuration provides for maximum performance in high-rate operations and minimizes wear and damage to the pump. A 2” Fig. 1502 connection is installed on the pump center-gauge opening and is utilized for the unit pressure transducer. Note: All high-pressure iron is configured in a wings-to-well fashion.

The rear discharge manifold consists of the following components to allow “swing down” connection of the unit:

Quantity	Item	Size	Style
1	Bridle with slack adjusters	3”	1502
1	Check Valve	3”	1502
1	Swivel	3”	1502 Style 10
1	Pup Joint†	3”	1502

† The pup joint rests in a cradle mounted on the rear of the unit and is free to swivel outward to facilitate rig-up.

1.3.3	FLUID-END LUBRICATION

An electrically-driven grease system is installed to provide lubricant to the plunger packing area. The system includes all accessories necessary to provide lubrication to the plungers.

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1.3.4	POWER-END LUBRICATION

The power-end of the pump is lubricated by a hydraulic pump driven off the PTO accessory connection on the transmission. The power-end lubrication system includes relief valves, filters, instrumentation, plumbing, and a lube oil reservoir as required.

1.3.5	PUMP MAINTENANCE TOOLS

Pump maintenance tools are includes as listed below:

−	Slide hammer tool

−	Tee wrench

−	Packing wrench

1.4	CONTROL AND INSTRUMENTATION SYSTEM

1.4.1	LOCAL GAUGE CABINET

This cabinet is isolated from the chassis by shock mounts and has a hinged front cover. Instruments installed in this cabinet are fluid-filled with brass or stainless steel bodies. The gauges that are installed in this local gauge cabinet are as follows:

−	Engine coolant temperature gauge

−	Engine oil pressure gauge

−	Transmission oil pressure gauge

−	Transmission oil temperature gauge

−	Lube oil temperature gauge

−	Pump power-end lube oil pressure gauge

−	Engine hour meter

−	Tachometer

1.4.2	LOCAL ELECTRICAL JUNCTION BOX

A NEMA 4X electrical junction box is mounted on the unit via shock isolators. All connections to the junction box are made through rugged, sealed connectors or through sealed cable bushings. All wiring is permanently numbered to match electrical wiring drawings, and connections are made on terminal strips.

1.4.3	MISCELLANEOUS

Supplied and installed on the pump center gauge connection is a 0-15,000 psi pressure transducer with Fig. 1502 hammer union connection. The pressure transducer is connected to a pressure display on the operator interface.

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1.4.4	STEWART & STEVENSON INTELLIGENT PUMP CONTROL© (IPC)

The IPCTM system controls the fracturing unit including throttle and gear and monitors all critical parameters.

The IPCTM pump control system is a microprocessor-based system that utilizes a touch-sensitive 12.1” (307 mm) graphical display. The software and flat panel display are designed for simple operation.

This electronic hardware and software package, developed by Stewart & Stevenson to the most up-to-date field requirements, allows the operator to carry out complicated stimulation programs.

The hardware is rugged and protected in NEMA 4X enclosures.

The system comprises the following controls.

−	Digital Engine throttle control

−	Digital Transmission shift

−	Integral over-pressure safety mechanism†

−	Electric power on/off

−	Transmission brake

−	Engine emergency shutdown (if equipped)

−	Engine normal shutdown

−	Engine start

† In over-pressure situations, the over-pressure control system will set the throttle to idle and shift the transmission to neutral. The throttle control and transmission shifter will only be reactivated when the transmission shifter has been reset to the neutral position.

The following parameters can be displayed on the touch-screen display in the operator interface module of the IPCTM:

−	Engine and transmission fault codes with translation (when available)

−	Engine speed

−	Engine oil pressure and temperature

−	Engine water temperature

−	Transmission oil pressure and temperature

−	Torque converter status indicator for converter and lockup modes

−	Pump speed

−	Pump oil pressure and temperature

−	Pump discharge pressure with overpressure module

−	Pump discharge rate and total

−	Hydraulic horsepower production (calculated)

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A wrap containing 200’ of multiple-conductor control cable for connecting the remote suitcase to unit-mounted electrical junction box is installed on the unit.

Note: This cable may also be used to connect the unit-mounted electrical interconnect cabinet to a frac control center in the computerized data acquisition and control unit.

1.4.5	DATA OUTPUT

The Stewart & Stevenson IPC system is equipped with Serial Data (RS232) output capability for connection to external devices, such as Data Acquisition Systems and Memory Storage modules.

1.5	UNITIZATION AND COMPLETION

The above unit is fully assembled, unitized and completed to Stewart & Stevenson’s specifications. This shall include the following items (if these items are already detailed above, they shall not be duplicated):

−	Decking on the unit

−	Installation of lights for 24 hour use

−	Installation of all other electrical systems

−	Installation of all pneumatic systems

−	Installation of all hydraulic systems

−	Installation of all necessary hose racks as per available space

−	Supply of all operating oils, coolants and other operating fluids

−	All steel and miscellaneous fittings to complete the unit

−	All labor to complete the unit

−	General workmanship will be of good quality and appearance with the following listing a number of standards adhered to by Stewart & Stevenson:

o	Flame cut edges shall be ground smooth

o	Sharp corners and edges to which operators and mechanics are vulnerable shall be ground smooth

o	Bolt holes shall be drilled or precision cut (laser, plasma, etc.) and sized according to Stewart & Stevenson engineering standards

o	Welds shall be of good quality and of sufficient strength

o	Use self-locking nuts where applicable

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o	All hoses will be well supported with support type clamps

o	No sweated or brazed type hydraulic fittings will be used

o	All hydraulic hose assemblies will have swivel ends

o	All hoses will be protected by well-secured rubber sleeves to prevent rubbing by frame, etc.

o	Hydraulic reservoir to be constructed plate with sight level gauge, cleanouts, vent, fill cap, etc.

−	The priming and painting of the equipment as per Stewart & Stevenson’s standard paint specifications

o	Level 1 – Urethane Paint System

−	The complete testing of the equipment at the Stewart & Stevenson, plant in Houston, Texas, USA.

1.6	FLUID END PLATFORM (OPTIONAL)

The slide out platform allows an operator to have access to the main pump during maintenance. Modifications to the pump mount bracket and hose routings are required for the installation of the platform

1.7	BLEED VALVE (OPTIONAL)

Replace TX Carbide Valve for 2x1 Bleed Valve

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MODEL MT-102HP, HIGH-POWER, 100 BPM TRAILER-MOUNTED BLENDER WITH ACCUFRAC
AUTOMATIC BLENDER CONTROL SYSTEM, CAT TIER IV ENGINES

2.0	DESCRIPTION

The Stewart & Stevenson Model MT-102HP is a trailer-mounted 100 bbl/min fracturing blender designed to mix slurries for fracturing treatments. This system is capable of handling a wide array of tasks associated with complex fracturing operations in harsh oilfield conditions. The unit is capable of operating in temperature ranges of -4☐F (-20°C) to 115☐F (46°C). This unit is equipped with 8 inch pipe and a total power rating of 1,400 BHP (minimum). The unit is designed to pump inhibited acid.

Performance characteristics
Maximum rate†	>100 bbl/min	>15.9m3/ min
Maximum proppant input	21,250 lbs/min	9,600 kg/ min
Maximum concentration*	20 PPA	2400 kg/ m3

† - Pumping clean water

‡ - Maximum rate and maximum concentration are not concurrent ratings

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Approximate Dimensions
Length	43’-7”	13.3 m
Width	8’-6”	2.6 m
Height	13’-9”	4.2 m

2.1	TRAILER

A high strength twin-beam trailer designed specifically for this unit with I-beam cross members shall carry all components described in these specifications. All equipment mounting systems are incorporated into trailer frame.

−	Components:

o	Rear bumper

o	Two air tank brake system

o	ABS brake system

o	Air ride Suspension

o	Automatic slack adjusters

−	Tow eye/loop

−	11 R 22.5 Tires

−	All required lighting

o	DOT wiring and lights

o	Side marker lights

o	Stop lights

o	Tail lights

o	Turn signal lights

o	Mid-point turn signal lights

o	Reflectors to meet current DOT requirements

−	Pin Berg connector

−	Air connections mounted

−	Front and rear fenders

−	Landing legs: two speed manual

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2.2	DRIVE SYSTEM

This unit is equipped with two deck-mounted engines; one is used to power the unit hydraulic drive system and one to power the discharge pump.

2.2.1	DISCHARGE PUMP ENGINE

A Caterpillar, Tier IV Final four-cycle diesel engine is installed on the lower section of the trailer. The drive system includes a clutch, a heavy-duty Spicer or equivalent driveline, and gear reduction box. The engine has the following performance characteristics and features:

−	Rated 800 BHP

−	EPA Tier IV Final compliant

−	Electronic engine management system

−	Electronic throttle control

−	Residential grade exhaust system with stainless steel flex connections

−	Dry-type air cleaner assembly

−	Primary and secondary fuel filtration system with moisture separator

−	Cooling system designed for use up to maximum rated ambient temperature

−	Radiator fan guards

2.2.2	HYDRAULIC DRIVE ENGINE

A Caterpillar, Tier IV Interim four-cycle diesel engine with a pump drive adaptation box is installed on the deck of the unit to power the hydraulic systems. This engine has the following performance characteristics:

−	Rated 755 BHP

−	EPA Tier IV Interim compliant

−	Electronic engine management system

−	Electronic throttle control

−	Residential grade exhaust system with stainless steel flex connections

−	Dry-type air cleaner assembly

−	Air compressor system (compressor, governor, regulator/filter, dryer, and receiver)

−	Fuel filtration system

−	Cooling system designed for use up to maximum rated ambient temperature

−	Radiator fan guards

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2.2.3	HYDRAULIC SYSTEM

A complete hydraulic system is installed on this unit and includes hydraulic pumps which power the hydraulic motors driving the following:

−	Suction pump

−	Auger drive, raise, and lower

−	Mixing chamber agitator

−	Dry and liquid chemical feeders

−	Valve actuators

A hydraulic oil cooler, reservoir, hydraulic filters, relief and control valves and all necessary hoses and fittings are included in this hydraulic system.

2.2.4	FUEL SYSTEM

A 300-gallon capacity (aluminum tanks) fuel system is installed on the unit. Tanks meet DOT requirements. A crossover hose system with ball valves and guards is utilized.

2.3	MIXING SYSTEM

2.3.1	BLENDER TUB

This unique Stewart & Stevenson cylindrical blender tub assembly utilizes a tub within a tub design concept to ensure complete and consistent blending of even the highest of density slurries. This tub design combines the principals of high surface areas to ensure low aeration mixtures with a low volume capacity to prevent inconsistent slurry blending. This combination ensures that the slurry remains in the blending tub for a minimal period of time thus improving the accuracy of the unit measuring, additive and control systems.

Clear fluid enters the tub from the side and follows a radial path within the outer fluid chamber. As the fluid circulates around this outer chamber, it flows over the upper radial lip of this chamber, into the inner slurry chamber flowing down the inclined sides of this chamber and co-mingling with the proppants as they are fed into this chamber. Due to the large surface area of the sloping sides of this inner radial slurry chamber, the proppant will be thoroughly wetted without the fluid being unnecessarily aerated.

The pre-wetted proppant/fluid mixture flows down the sides of the inner slurry chamber until it reaches the hydraulically driven agitation/mixing assembly installed in the base section of the inner slurry chamber. This agitation/mixing system will thoroughly and consistently mix the slurry into a homogeneous mixture with a minimum of aeration prior to entering the suction manifold of the discharge centrifugal via the bottom open throat section of the inner radial slurry tubs.

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This 6-barrel volumetric capacity blender tub design will mix slurries at concentrations of up to 20 PPA (2,400 kg/m3).

The blender tub also incorporates an automatic fluid level control system that functions by adjusting the suction rate to compensate for the level of fluid in the blender tub. The level is adjustable with automatic control from approx. 2 BBL to 6 BBL. The tub level is measured using a float type measurement system.

Chemical additives from the dry and liquid additive systems as described in this proposal are also fed into this blender tub assembly.

The blender tub assembly is installed on the deck near the rear of the unit.

Screw type augers carry proppant from a hopper at the base of the augers into the blender tub.

2.3.2	PROPPANT LOADING AUGERS

Three hydraulically driven variable speed augers are installed at the rear of the unit. Each auger is equipped with a speed sensor and cable for connection to the rate and total meters mounted in the control console and to the AccuFracTM blender control system. At the base of the augers is a steel hopper that allows proppant trucks to feed proppant into the blender.

The augers have the following approximate proppant delivery characteristics with 20/40 mesh silica sand (actual delivery varies with proppant type and condition):

Auger	Size	Pitch	Minimum Rate @ 10 RPM		Maximum Rate @ 330 RPM
1	12”	Full	400 lbs/min	180 kg/min	9,400 lbs/min	4250 kg/min
2	12”	Half	200 lbs/min	90 kg/min	4,700 lbs/min	2130 kg/min
3	12”	Full	400 lbs/min	180 kg/min	9,400 lbs/min	4250 kg/min’

This auger assembly is hydraulically raised and lowered into the appropriate positions for either highway or blending purposes. A mechanical locking arrangement is installed to hold the augers in transport position.

2.3.3	SUCTION PUMP AND MANIFOLDS

Installed on the side of the unit is a hydraulically driven 12” x 12” suction centrifugal pump capable of pumping fluids from supply tanks to either the blender tub or to triplex pumping units.

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Mounted on the suction side of this pump is a suction manifold equipped with ten 4” fig. 206 winged input connections with butterfly valves. Also, two 8” winged connections are included in this manifold.

The discharge side of this suction is directly piped to the above described blender tub with a valved bypass line installed in between the discharge lines of the suction and discharge centrifugal pumps for closed system pumping of inhibited acids and other materials directly from auxiliary tanks to triplex pumps, etc. This valve is hydraulically activated for immediate change to flushing operations if required.

2.3.4	DISCHARGE PUMP AND MANIFOLDS

A 14” x 12” centrifugal “XP” discharge pump provides downstream pressure. The suction side of this discharge centrifugal pump is connected to the bottom of the blender tub. The discharge side of the pump is connected to a discharge manifold.

The discharge manifold is equipped with twelve 4” connections, each with a 4” butterfly valve and a 4” Fig. 206 union threaded connection. Installed close to the discharge of the discharge centrifugal pump is a 3” bypass/recirculation line to the blender tub.

A manual valve is installed in the discharge piping before the discharge manifold and after the pre-gel line and LAS.

2.3.5	MONITORING DEVICES

Installed in-between the unit suction manifold and the blender tub is a Rosemount (or equivalent) magnetic flow meter.

Installed in the discharge line from the discharge centrifugal pump prior to the discharge manifold is a vertically mounted nuclear type 200 MCI densitometer and a Rosemount (or equivalent) magnetic flow meter.

2.4	DRY CHEMICAL ADDITIVE SYSTEM

The unit has two variable-speed, hydraulically driven, stainless steel, dry additive feeders equipped with, a hopper and a speed sensor and cable for connection to the dry additive rate and total digital meters system installed on the unit control console and AccuFracTM control system. These feeders are of the following specifications:

System	Model	Delivery† (per revolution)		Minimum rate† (@10 RPM)		Maximum rate† (@ 120 RPM)
1	101-0-E	0.05 lbs	0.023 kg	0.5 lbs/min	0.23 kg/min	5.5 lbs/min	2.5 kg/min
2	101-1-M	1.4 lbs	0.64 kg	14 lbs/min	6.4 kg/min	160 lbs/min	73 kg/min

† - assumes a material with a bulk density of 75 lbs/ft3

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2.5	LIQUID CHEMICAL ADDITIVE SYSTEM

The unit is equipped with four chemical injection systems each complete with Micromotion coriolis flow meters and transmitters as follows:

System	Type	Model	Maximum rate	Flow meter
1	Progressing cavity	2WL2-SSF (Viton)	3 gal/min	T050
2	Progressing cavity	2WL3-SSF (Viton)	5 gal/min	T050
3	Progressing cavity	2WL3-SSF (Viton)	5 gal/min	T050
4	Progressing cavity	2WL6-SSF (Viton)	35 gal/min	T075

The liquid additive pumps are equipped with camlock (Autolock) connections for pumping chemicals from external sources. A 110 gallon (minimum) tank is installed on the unit for chemical flush operations.

The liquid additive pumps have the following discharge location connections:

Quantity	Location	Connection type
4	Mixing tub	1” Camlock
2	Suction manifold	1” Camlock
2	Discharge pump inlet	1” Camlock
1	Discharge manifold	1” Camlock

2.6	CONTROLS/INSTRUMENTATION SYSTEM 2.6.1 CONTROLS

Controls utilized on this unit are as listed below:

−	Power switch

−	Engine throttle

−	Engine shutdown - normal

−	Engine shutdown - emergency

−	Auto/manual tub level switch

−	Suction pump speed

−	Auger auto/manual control switches

−	Manual auger speed

−	Auger lift control

−	Agitation/Mixing System controls

−	Work lights

−	Liquid and dry chemical auto/manual control switch

−	Manual liquid and dry chemical rate

−	Flow meter selector switches (suction and discharge)

−	AccuFracTM Automated blender control system

Note: The AccuFracTM automated control system has two touch sensitive displays/interfaces installed in the control console.

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2.6.2	INSTRUMENTATION

Instrumentation to be included with this unit is as listed below. All instrumentation is in English units.

−	Voltmeter

−	Engine oil pressure

−	Engine water temperature

−	Engine tachometer

−	Fuel level

−	Discharge rate

−	Discharge total (with reset)

−	Suction rate

−	Suction total (with reset)

−	Hydraulic temperature

−	Air pressure

−	Suction pressure

−	Discharge pressure

−	Dry chemical rate

−	Dry chemical total (with reset)

−	Liquid chemical rate

−	Liquid chemical total (with reset)

2.7	ACCUFRACTM SYSTEM

The AccuFracTM system automates the blender by controlling proppant and chemical delivery as well as the fluid level in the mixing chamber.

The AccuFracTM blender control system is a microprocessor-based system that utilizes two touch-sensitive 8.5” x 6.25” graphical displays. The software and flat panel display are designed for simple operation.

The AccuFracTM blender control system is interactive in that the job parameters may be adjusted during the job.

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This electronic hardware and software package, developed by Stewart & Stevenson to the most up to date field requirements, will allow this blender to carry out complicated stimulation programs including “Ramp Fracs” without operator assistance during the job.

The hardware is rugged and protected in NEMA 4X enclosures. The ambient temperature range is -40°C to +50°C for operation.

The system comprises two elements. Automatic Density Control (ADC) enables the blender to deliver slurry densities according to pre-programmed patterns regardless of density and flow rate changes. Automatic Chemical Control (ACC) enables the blender to deliver liquid and dry chemical additives according to pre-programmed schedules expressed as a ratio of the base fluid rate.

2.7.1	AUTOMATIC DENSITY CONTROL (ADC)

When in the AUTOMATIC mode, the ADC computer calculates the proppant delivery rates that are required to maintain the user-programmed density. The operator programs the beginning and ending density values, as well as the length for up to 100 individual stages. Each stage has the following user-programmable properties:

−	Volume per stage

−	Proppant specific gravity

−	Proppant bulk density

−	Fluid specific gravity

−	Starting density

−	Ending density

The ADC job-monitoring screen allows the operator to view:

−	Volume per stage

−	Current stage and number of stages

−	Suction rate

−	Discharge rate

−	Fluid specific gravity

−	Target density

−	Measured density (measured by the densitometer)

−	Calculated density

Each proppant delivery auger is equipped with a manual/automatic select switch. If one of the augers is set for manual control, the ADC will automatically adjust the speed of the remaining automatic control augers to maintain the pre-programmed slurry density for the current stage and following stages of the job. The operator can manually control the speed of the manual auger.

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The ADC system is capable of controlling slurry density in step, ramp, or fixed configuration regardless of blender output flow rate. In the step mode the density is maintained as a constant throughout each stage. When the next stage begins, the ADC controls adjust the proppant flow rate to achieve the next programmed density. The ADC unit is designed and programmed to eliminate bounce at step changes. This is accomplished by initial proppant delivery adjustment being set with computed values and “trimmed out” with sensor reading.

When operating a ramp type job, the ADC unit controls the proppant delivery to achieve the desired stage start density. As the stage progresses, the ADC incrementally increases proppant flow rate as required so that the finish density is attained at the end of the stage. A series of ramp stages can be interconnected to produce an “S” shape density curve.

2.7.2	AUTOMATIC CHEMICAL CONTROL (ACC)

When in the AUTOMATIC mode, the ACC controller calculates the chemical injection rates that are required to maintain the user-programmed chemical ratios. The operator programs the concentration values, as well as the length for up to 50 individual stages for each of up to 6 chemical additives being controlled. Each chemical control has an individual manual override. Each stage has the following user-programmable properties:

−	Volume per stage

−	Chemical concentration ratio (parts per 1000)

−	Dry chemical bulk density (dry additive only)

The ACC job-monitoring screen allows the operator to view:

−	Job status

−	Chemical type

−	Current stage and number of stages

−	Individual flow rate for each chemical

−	Total amount added of each chemical

2.8	UNITIZATION AND COMPLETION

The above unit shall be fully assembled, unitized and completed to Stewart & Stevenson’s specifications:

This shall include the following items (if these items are already detailed above, they shall not be duplicated):

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−	Decking on the unit

−	Installation of lights for 24 hour use

−	Installation of all other electrical systems

−	Installation of all pneumatic systems

−	Installation of all hydraulic systems

−	Installation of all necessary hose racks as per available space

−	Supply of all operating oils, coolants and other operating fluids

−	All steel and miscellaneous fittings to complete the unit

−	All labor to complete the unit

−	General workmanship will be of good quality and appearance with the following listing a number of standards adhered to by Stewart & Stevenson:

o	Flame cut edges shall be ground smooth

o	Sharp corners and edges to which operators and mechanics are vulnerable shall be ground smooth

o	Bolt holes shall be drilled or precision cut (laser, plasma, etc.) and sized according to Stewart & Stevenson engineering standards

o	Welds shall be of good quality and of sufficient strength

o	Use self-locking nuts where applicable

o	All hoses will be well supported with support type clamps

o	No sweated or brazed type hydraulic fittings will be used

o	All hydraulic hose assemblies will have swivel ends

o	All hoses will be protected by well-secured rubber sleeves to prevent rubbing by frame, etc.

o	Hydraulic reservoir to be constructed plate with sight level gauge, cleanouts, vent, fill cap, etc.

−	The priming and painting of the equipment as per Stewart & Stevenson’s standard paint specifications

o	Level 1 – Urethane Paint System

−	The complete testing of the equipment at the Stewart & Stevenson, plant in Houston, Texas, USA.

2.9	CABIN WITH ACCUFRAC

The above unit shall be fully assembled with control cabin approximately 72” wide x 58” deep x 82” high designed to withstand typical trailer mounted, off-road oilfield and environmental conditions. This cabin is includes a structural frame and has an aluminum outer cover and has fully insulated walls, roof, floor, windows and door. All joints are sealed to prevent water and wind leaks. All wiring and hosing is externally accessible. The cabin has one side locking door with window, and a large front window. All windows are dual-pane, insulated safety glass.

Also installed in the cabin is the AccuFracTM system to automate the unit by controlling chemical delivery as well as the fluid level in the mixing chamber

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2.10	UPGRADE DRY AND LIQUID ADDITIVE SYSTEM

Unit is upgraded with Waukesha pumps as follows: 1 dry and 5 liquid

System	Model	Delivery† (per revolution)		Minimum rate† (@10 RPM)		Maximum rate† (@ 120 RPM)
1	101-0-E	0.05 lbs	0.023 kg	0.5 lbs/min	0.23 kg/min	5.5 lbs/min	2.5 kg/min

System	Type	Model	Maximum rate	Flow meter
1	Rotary Gear	006U1 (Waukesha)	6 gal/min	T050
2	Rotary Gear	006U1 (Waukesha)	6 gal /min	T050
3.	Rotary Gear	006U1 (Waukesha)	6 gal/min	T050
4	Rotary Gear	015U1 (Waukesha)	9 gal/min	T050
5	Rotary Gear-	030U1 (Waukesha)	36 gal/min	T075

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MODEL CT-5CAS/HYD, TRAILER-MOUNTED HYDRATION UNIT AND

CHEMICAL ADDITIVE SYSTEM

3.0	DESCRIPTION

The Stewart & Stevenson CT-5CAS/HYD is a trailer-mounted hydration unit designed to hydrate oilfield gel and add fracturing chemicals for use in onshore fracturing fluid operations. The unit is capable of operating in temperature ranges of -4°F (-20°C) to 115°F (46°C).

Water enters the unit through an inlet manifold that provides ten 4” and two 8” ports with valves and Fig. 206 connections. The inlet manifold also provides a high-rate polymer gel injection port. The water/gel slurry is pumped into the hydration tank through a magnetic flow meter and a backup turbine flow meter via a 10” X 12” centrifugal pump.

The hydration tank is a 200 barrel (nominal), multi-chamber, mixing vessel, with an alternating over/under torture path. The tank includes mixing paddles to eliminate “dead zones” and increase fluid shear. The bottom of each weir is equipped with openings and doors that can be hydraulically raised for complete draining of the tank. A walkway with safety railing provides access to the entire tank.

The hydrated gel leaves the last chamber through a floor-mounted sump and is gravity fed through the discharge manifold which provides ten 4” and two 8” ports with valves and Fig. 206 connections.

The unit is equipped with two chemical storage tanks, a chemical flush tank and five chemical pumping circuits with flow meters and hose reels. The operator’s console is located on a platform at the rear of the unit.

The approximate physical dimensions of this unit are as follows:

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Approximate Dimension
Length	49’ 2”	15 m
Width	8’6”	2.6 m
Height	13’ 6”	4.1 m
Weight	56,000 lbs	25, 500 kg

3.1	TRAILER SYSTEM

The trailer is a heavy-duty, drop-deck trailer with fifth wheel towing pin to suit a customer-supplied truck tractor.

This trailer is suitable for carrying all of the equipment detailed in this specification. The trailer is designed to be towed behind a customer-supplied truck tractor and has the following features:

−	Rear tandem axles

−	Air Brake System

−	2” SAE King pin with 3/8 rub plate (may be changed to suit customer truck tractor)

−	Lights, stop/turn

−	Mud flaps

−	Rear bumper

−	All required DOT lights and reflectors

−	A 300-gallon capacity fuel system

o	level indicators

o	breathers

o	fill and drain connections

o	fuel distribution system including filters, suction and return connections

−	Battery system

o	two industrial batteries

o	battery trays

o	cables and disconnects

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3.2	POWER SYSTEM

3.2.1	DIESEL ENGINE

The unit is equipped with a deck-mounted Detroit Diesel Series 60 diesel engine that is used to power the unit hydraulic drive system. Details are as follows:

−	Rated 600 BHP @ 2100 RPM

−	Electronic engine management system

−	Electronic Throttle Control

−	Residential grade exhaust system with stainless steel flex connections

−	Dry-type air cleaner assembly

−	Air compressor system (compressor, governor, regulator/filter, dryer, and receiver)

−	Fuel filtration system

−	Cooling system rated for maximum ambient temperature

−	Radiator fan guards

3.2.2	HYDRAULIC SYSTEM

A complete hydraulic system is installed on this unit and includes hydraulic pumps which power the hydraulic motors driving the following:

−	One Suction Centrifugal Pump

−	Five Chemical Additive Pumps

−	Mixing System (hydration tank and polymer tanks)

3.3	CHEMICAL ADDITIVE SYSTEM

3.3.1	TANKS

Three tanks are securely mounted to the trailer and equipped with fill openings and outlet/inlet connections. Details of the individual tanks are as follows:

Polymer

−	1,000 gallon capacity (two tank combination)

−	Two hydraulically driven dual-tier mixers (one per tank)

−	Stainless steel construction

−	Outlet connection with valve

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Chemical Cleanout

−	100 gallon capacity

−	2” Suction connection

3.3.2	CHEMICAL PUMPING SYSTEM

The following chemical pumping system is installed on the unit:

System	Function	Type	Max Rate gal/min 1/min		Flow Meter
1	Polymer	2WL6-SSF (Viton)	35	132	1” Coriolis
2	General	2WL2-SSF (Viton)	3.0	11	1/2” Coriolis
3	General	2WL3-SSF (Viton)	5.0	19	1/2” Coriolis
4	General	2WL3-SSF (Viton)	5.0	19	1/2” Coriolis
5	General	2WL3-SSF (Viton)	5.0	19	1/2” Coriolis

Each of these pumps is fully controllable, either manually from the control panel, or automatically from the AccuFracTM ACC module.

The suction side of the polymer pump is connected to the two polymer tanks and includes an external 2” camlock (Autolock) connection. The suction side of each of the chemical pumps is equipped with a camlock (Autolock) connection for pumping from external sources.

Primary chemical injection consists of polymer injection at the inlet of the suction centrifugal pump and all other chemicals are injected in the discharge manifold. In addition, the discharge of each chemical pump is connected to a hose reel located on the discharge side of the unit for operation in which chemicals are added to the blender. Each of the hose reels is equipped with 30’ of discharge hose, ball valve, and camlock connection. Selection between the two discharge options is made by a manual 3-way valve for each chemical.

3.4	HYDRATION SYSTEM

3.4.1	HYDRATION TANK

The 200 barrel capacity, steel, hydration tank has the following features:

−	Steel support members

−	Sloped bottom with a drain sump outlet to allow complete discharge of tank volume

−	Capped drain on drain sump to allow for easy tank clean out with additional valved drain on opposite side of tank

−	Rounded vertical corner construction

−	Side wall bracing

−	Barrel markers

−	Automatic tub-level system to control fluid flow rate into tank by adjusting the supply centrifugal speed

−	Three dual-tier mixers

−	Hydraulic landing gear for use during pumping operations

−	Torture path system with hydraulic gates (where needed)

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3.4.2	MANIFOLDS

An input manifold provides for connection to the customer water supply. The manifold is equipped with ten 4” Fig. 206 series wing connections and two 8” winged connections (each with caps and/or valves).

A discharge manifold is installed on the opposite side of the trailer. The manifold is equipped with ten 4” Fig. 206 series wing connections and two 8” winged connections (each with caps and/or valves).

The process piping on this unit includes the following:

−	A valved crossover line between the suction and discharge manifolds to circulate the hydration tank

−	A valved hydration tank bypass line located after the polymer injection point and flow meter for bypassing the hydration tank while gelling

−	Two 4” discharge connections located on the suction side of the unit after the polymer injection point and flow meter for gelling frac tanks

−	A hydration tank cutoff valve

3.4.3	CENTRIFUGAL PUMP

A 12” x 12” centrifugal pump is installed on the suction manifold. The pump is capable of supplying up to 100 bbl/min with proper head pressure and hose installation. The following components are installed:

−	One magnetic flow meter

−	One backup 8” turbine flow meter

−	One 12” blank with Victaulic connections

3.5	RHEOLOGY KIT

A process sample line, driven by a 3 to 5 gallon per minute gear pump, extracts a fluid sample from the hydration tank. The following instruments are installed in the process sample line:

−	Viscometer, Model TT-100

−	pH probe

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3.6	CONTROL SYSTEM

3.6.1	CONTROL CONSOLE

A control and instrumentation console is installed on the trailer.

3.6.2	INSTRUMENT AND CONTROL CONSOLE

A stainless steel instrument and control panel is installed in the control console. The panel provides full manual control of the unit and an interface to the AccuFracTM control system, enabling automatic control of the unit. The instruments and controls include:

−	Chemical additive flow rate meters

−	Chemical additive flow total meters

−	Chemical additive pump on/off and speed controls

−	Base fluid flow rate meter

−	Base fluid flow total meter

−	Hydration tank mixers on/off and speed control

−	Manual / Auto (hydration) polymer control

−	Manual / Auto (hydration) / Auto (blender) liquid chemical control

This console includes all electrical signal and control connections (including a ground strap). The penetrations are environmentally sealed; all wiring is permanently numbered (to match electrical wiring schematics); and all connections are on terminal strips. All air connections are via bulkhead connections. This cabinet includes a connector for connection to a data acquisition and control unit.

Additional instrumentation and controls includes:

−	Air pressure gauge

−	Hydraulic oil pressure gauge

−	Hydraulic oil temperature gauge (on hydraulic oil tank)

−	Engine throttle

−	Electronic Display Modules (EDM’s)

o	Engine tachometer

o	Engine lube oil pressure

o	Engine coolant temperature

−	Engine stop

−	Engine emergency stop

−	Engine start

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3.7	ACCUFRACTM SYSTEM

The AccuFracTM system automates the unit by controlling chemical delivery as well as the fluid level in the mixing chamber.

The AccuFracTM control system is a microprocessor-based system that utilizes a touch-sensitive 8.5” x 6.25” graphical display. The software and flat panel display are designed for simple operation.

The AccuFracTM control system is interactive in that the job parameters may be adjusted during the job.

This electronic hardware and software package, developed by Stewart & Stevenson to the most up to date field requirements, will allow this unit to carry out complicated stimulation programs without operator assistance during the job.

The hardware is rugged and protected in NEMA 4X enclosures. The ambient temperature range is -40°C to +50°C for operation.

The Automatic Chemical Control (ACC) module enables the unit to deliver liquid and dry chemical additives according to pre-programmed schedules expressed as a ratio of the base fluid rate.

3.7.1	AUTOMATIC CHEMICAL CONTROL (ACC)

When in the AUTOMATIC mode, the ACC controller calculates the chemical injection rates that are required to maintain the user-programmed chemical ratios. The operator programs the concentration values, as well as the length for up to 50 individual stages for each of up to 6 chemical additives being controlled. Each chemical control has an individual manual override. Each stage has the following user-programmable properties:

−	Volume per stage

−	Chemical concentration ratio (parts per 1000)

−	Dry chemical bulk density (dry additive only)

The ACC job-monitoring screen allows the operator to view:

−	Job status

−	Chemical type

−	Current stage and number of stages

−	Individual flow rate for each chemical

−	Total amount added of each chemical

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3.8	UNIT.IZATION AND COMPLETION

The above unit shall be fully assembled, unitized and completed to Stewart & Stevenson’s specifications:

This shall include the following items (if these items are already detailed above, they shall not be duplicated):

−	Decking on the unit

−	Installation of lights for 24 hour use

−	Installation of all other electrical systems

−	Installation of all pneumatic systems

−	Installation of all hydraulic systems

−	Installation of all necessary hose racks as per available space

−	Supply of all operating oils, coolants and other operating fluids

−	All steel and miscellaneous fittings to complete the unit

−	All labor to complete the unit

−	General workmanship will be of good quality and appearance with the following listing a number of standards adhered to by Stewart & Stevenson:

o	Flame cut edges shall be ground smooth

o	Sharp corners and edges to which operators and mechanics are vulnerable shall be ground smooth

o	Bolt holes shall be drilled or precision cut (laser, plasma, etc.) and sized according to Stewart & Stevenson engineering standards

o	Welds shall be of good quality and of sufficient strength

o	Use self-locking nuts where applicable

o	All hoses will be well supported with support type clamp

o	No sweated or brazed type hydraulic fittings will be used

o	All hydraulic hose assemblies will have swivel ends

o	All hoses will be protected by well-secured rubber sleeves to prevent rubbing by frame, etc.

o	Hydraulic reservoir to be constructed plate with sight level gauge, cleanouts, vent, fill cap, etc.

−	The priming and painting of the equipment as per Stewart & Stevenson’s standard paint specifications

o	Level 1 – Urethane Paint System

−	The complete testing of the equipment at the Stewart & Stevenson, plant in Houston, Texas, USA.

Standard factory fill fluids and operating oils are included; please consult Stewart & Stevenson for alternative oils if required.

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3.9	UPGRADE PUMPS AND SPARE POLYMER PUMP

The above unit shall be fully assembled and include a spare progressive cavity pump as follows:

System	Function	Type	Max Rate gal/min 1/min		Flow Meter
1	Polymer	2WL6-SSF (Viton)	35	132	1” Coriolis
2	General	006U1 (Waukesha)	6.0	23	1/2” Coriolis
3	General	006U1 (Waukesha)	6.0	23	1/2” Coriolis
4	General	015U1 (Waukesha)	9.0	34	1/2” Coriolis
5	General	015U1 (Waukesha)	9.0	34	1/2” Coriolis
spare	Polymer	2WL6-SSF (Viton)	35	132	1/2” Coriolis

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MODEL ET-40EXP, EXPANDABLE TRAILER-MOUNTED CONTROL AND DATA

ACQUISITION CENTER

4.0	DESCRIPTION

The Stewart & Stevenson Model ET-40EXP is an expandable trailer-mounted control and data acquisition center capable of operating in harsh oilfield environments. The unit provides operators an environmentally controlled area from which to control and monitor well treatments. The unit is designed to operate fracturing pumps, blenders, chemical additive units, gel hydration, and data acquisition. Also included is computer hardware for job design and frac analysis.

This unit is capable of operating in an ambient temperature range of -4°F (-20°C) to +115°F (46°C) and for use over non-grade road surface in the rough, windy, and dusty environments found in the oilfield.

While operating at full capacity there shall be no components which vibrate excessively.

Approximate Dimensions
Length	43’ 0”	13.1 m
Width	8’6”	2.6 m
Height	13’6”	4.1 m
Weight	45,000 lbs	20,500 kg

4.1	TRAILER

The unit is mounted on a heavy-duty, steel frame trailer. Features of the trailer include:

−	Tandem axle with air-ride suspension

−	Rear bumper with trailer hitch

−	Heavy-duty landing gear

−	2” kingpin with 18” set back

−	445/65R22.5 tires

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4.2	OPERATOR’S CABIN

The operator’s cabin provides a climate-controlled environment for the control and computer equipment and provides a comfortable operating environment for the oil well service engineers, operators, and customer representatives. The features of the environmental enclosure include the following:

−	Lightweight aluminum frame and shell

−	Insulated ceiling, walls, and floor

−	Heavy-duty floor covering

−	Windows on three sides

−	Two side doors, each with step well and lock

−	A complete interior/exterior lighting system

−	Six exterior flood lights (two at the rear and two each side)

−	Desks, cupboards, work surfaces, shelves, seating, operator’s chairs

−	Central air-conditioning/heating system

−	Signal bulkhead for connection to control and data acquisition systems

−	Lockable interior and exterior compartments

−	Signal and clearance lights

−	Grounding system (ground stake)

4.2.1	EXPANDABLE AREA

The expandable trailer utilizes a hydraulic system to expand. The expandable work area contains computer network access, RS232 connection and 110VAC power connection. The expandable trailer comes with three theater seats.

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4.3	POWER SUPPLY SYSTEM

4.3.1	GENERATOR SET

The unit is powered by a diesel-driven generator located in a compartment separate from the operators.

Basic Generator	Specification
Nominal Rating	20 kW
Voltage	120 VAC single-phase
Frequency	60 Hz
Engine	Diesel
Cooling	Radiator
Starting system	Electric start with battery- and charge system

4.3.2	SHORE-POWER SYSTEM

The unit can be powered by a 120 VAC single-phase, 60 Hz external source via a shore-power connector located in the generator compartment.

4.3.3	DC POWER SYSTEM

DC power is supplied to the unit where required by a combination of the external equipment electrical system(s) and inverters.

4.3.4	BATTERY BACKUP SYSTEM

.Power to the computers is conditioned and protected against failure by an Uninterruptable Power Supply (UPS). In the event of a power failure from either the generator or shore-power, the UPS will supply power to the computers for up to 30 minutes.

4.4	COMPUTERS AND RELATED HARDWARE SYSTEM

The computer network includes four rack-mounted computers and related hardware dedicated as follows:

Computer	Function
1	AccuFracPC™ (Data Acquisition, Blender, Hydration and Chemical Add Control)
2	Engineering / Fracturing software
3	Intelligent Pump Control system (IPC-PC™)
4	Backup computer for the IPC-PC™ system
Note: provisions for connection to a laptop are provided

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4.4.1	INDUSTRIAL PC COMPUTERS

Each of the computer systems includes the following features:

−	CDROM with writing capabilities

−	Current technology processor and hard drive

−	Mouse

−	Keyboard

−	Monitors

4.4.2	MONITORS

The following flat-screen LCD monitors are installed in the control unit:

Monitor	Size	Function
1	20”	AccuFracPC™
2	20”	AccuFracPC™
3	20”	AccuFracPC™
4	20”	AccuFracPC™ / Engineering (switchable)
5	20”	Engineering
6	20”	Engineering
7	20”	Engineering with Repeater
8	20”	AccuFracPC™ (mounted at pump control)
9	19”	IPC-PC™ (touch-sensitive)
10	19”	IPC-PC™ (touch-sensitive)
11	19”	IPC-PC™ (touch-sensitive)

4.4.3	PRINTERS

The following printing and scanning devices are included in the computer package:

Device	Paper Format	Type
1	A3	Color LASER
2	A4	Color LASER

4.4.4	OPERATING SYSTEM

The computers are supplied with a current Microsoft Windows operating system.

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4.5	CONTROL AND DATA ACQUISITION PACKAGE

4.5.1	ACCUFRACPCTM

AccuFracPCTM is the computer-based interface to the AccuFracTM control system. The system is comprised of two blender control modules, two CAS/hydration control modules, and a data acquisition module. The user has the ability to create custom control and monitoring screens to suit application requirements.

The data acquisition module includes a signal processing box that converts sensor signals into digital information that can be recorded and displayed in the operator interface. The information can also be sent to the unit’s computer system. The module can simultaneously read up to six frequency signals (e.g. magnetic pickups) and up to eight analog signals (e.g. pressure transducers).

4.5.2	IPC-PCTM SOFTWARE

IPC-PCTM is the computer-based interface to the IPCTM control system. The system controls up to 24 IPCTM-enabled fracturing pumps.

Fit-for-purpose screens provide the operators and technicians all of the controls, gauges, and diagnostics required to operate and service the equipment. The screens include:

Main operator screen

−	Torque converter status indicator

−	Deck engine tachometer

−	Pump pressure

−	Pump flow rate

−	Pump flow total

−	Engine throttle control

−	Transmission shifter

−	Brake control
−	Engine emergency shutdown (hard wired palm button)

−	Engine normal shutdown

−	Engine start

−	Over-pressure interface

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Diagnostic

−	System fault condition indication

−	Engine monitoring

−	Pump monitoring

−	Transmission monitoring

4.6	EXTERNAL CONNECTIONS

The following external electrical connectors provide easy interface points:

Quantity	Signal	Connector
24	IPC Frac Control	8-Pin, Circular, Bayonet
3	Serial Data Inputs	6-Pin, Circular, Bayonet
2	Blender Control	3-Pin, Circular, Bayonet
2	CAS / Hydration Control	3-Pin, Circular, Baronet
6	Frequency Input	6-Pin, Circular, Bayonet
8	Analog Input	6-Pin, Circular, Bayonet
1	Shore Power	3-Pin, High Amperage

The interface connectors are located in lockable compartments within easy reach of the ground.

4.6.1	CABLES AND REELS

Nine cable reel assemblies are installed in a lockable cabinet at the rear of the unit. Cable reel assemblies are include for the following:

Quantity	Length	Function
2	200 feet	Blender
2	200 feet	Hydration or Chemical Additive System
2	200 feet	Pressure Transducer
3	200 feet	Auxiliary

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4.6.2	SHIP LOOSE CABLE KIT

The communication cable kit to stimulation spread is shipped loose as follows.

Quantity	Length	Function
6	8 feet	RS485 Extension
6	200 feet	RS485
6	200 feet	Clean Rate
2	2 feet	Clean Rate Splitter
3	8 feet	Frequency Signal Ext.
3	8 feet	Analog Signal Ext.
3	200 feet	Frequency Signal
3	200 feet	Analog Signal
1	3 feet	Splitter RS485

4.7	ADDITIONAL EQUIPMENT

4.7.1	SENSORS

Electronic pressure transducers are included with the unit as follows:

Pressure Transducers
Quantity	2
Signal Type	4-20 mA
Pressure Range	0 to 15,000 PSI
Connector	6 Pin Circular Bayonet
Process Connection	Fig. 1502 Hammer Union

4.7.2	FRAC COMMUNICATION SYSTEM

The communication system features short range, line-of-site, 2-way radios. These rugged, self-contained units with flexible antennas give personnel maximum freedom and mobility to operate equipment during a job. This system consists of the following components:

Quantity	Type
5	Single muff headset for intercom
1	Radio base with 4 station intercom kit

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4.7.3	FREQUENCY SIGNAL CALIBRATOR

A handheld calibrator is included to allow technicians to test and maintain the signal inputs on the control and data acquisition systems. The frequency calibrator can generate or read frequencies ranging from 1 count per minute to 100 kHz allowing it to be used for a wide range of flow measuring instrumentation. The outputs are set using step and ramp keys allowing large and small output changes to be made with ease.

−	High accuracy source and read capability

−	Rugged, dust tight, water resistant

−	Easy to read LCD

−	easy operation even for infrequent users

−	Powered by a 9 Volt battery

4.8	UNITIZATION AND COMPLETION

The above unit shall be fully assembled, unitized and completed to Stewart & Stevenson’s specifications. This shall include the following items (if these items are already detailed above, they shall not be duplicated):

−	Decking on the unit

−	Installation of lights for 24 hour use

−	Installation of all other electrical systems

−	Installation of all pneumatic systems

−	Installation of all hydraulic systems

−	Installation of all necessary hose racks as per available space

−	Supply of all operating oils, coolants and other operating fluids

−	All steel and miscellaneous fittings to complete the unit

−	All labor to complete the unit

−	General workmanship will be of good quality and appearance with the following listing a number of standards adhered to by Stewart & Stevenson:

o	Flame cut edges shall be ground smooth

o	Sharp corners and edges to which operators and mechanics are vulnerable shall be ground smooth

o	Bolt holes shall be drilled or precision cut (laser, plasma, etc.) and sized according to Stewart & Stevenson engineering standards

o	Welds shall be of good quality and of sufficient strength

o	Use self-locking nuts where applicable

o	All hoses will be well supported with support type clamps

o	No sweated or brazed type hydraulic fittings will be used

o	All hydraulic hose assemblies will have swivel ends

o	All hoses will be protected by well-secured rubber sleeves to prevent rubbing by frame, etc.

o	Hydraulic reservoir to be constructed plate with sight level gauge, cleanouts, vent, fill cap, etc.

−	The priming and painting of the equipment as per Stewart & Stevenson’s standard paint specifications

o	Level 1 – Urethane Paint System

−	The complete testing of the equipment at the Stewart & Stevenson, plant in Houston, Texas, USA.

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5.0	INSPECTION/TRAINING

During the pre-dispatch inspection visit of customer’s engineers (8 people); Stewart & Stevenson will arrange comprehensive training at their manufacturing plant for a period of two (2) weeks on Operation & Maintenance, Troubleshooting and Working Principle of equipment systems/items used in the unit and other relevant subjects.

−	The buyer will be responsible for all airfare.

−	The buyer is responsible for accommodations and meals.

−	Stewart & Stevenson will provide local transportation.

−	Stewart & Stevenson will provide lunch on training days.

6.0	COMMISSIONING

Included in the scope of our supply, Stewart & Stevenson will furnish two (2) trained and experienced specialist for up to fourteen (14) consecutive days to assist the buyer’s qualified personnel in start-up and commissioning at the buyer’s specified location. The Stewart & Stevenson specialist will also provide practical on-site training (English only, notify S&S if a translator is required, additional costs may apply) to the buyer’s personnel in the operation and maintenance of the equipment.

Also included in the scope supply –

−	Stewart & Stevenson will be responsible for all airfare (portal to portal) to the international airport that is closest to the buyer’s specified location.

−	The buyer is responsible for providing appropriate on-site accommodations, meals, local transportation and security/escort for the Stewart & Stevenson specialist upon arrival and through departure.

−	The buyer is responsible for providing all necessary equipment, supplies, fuel, parts, tools and personnel for commissioning activities and rig operations.

−	If additional time or Stewart & Stevenson personnel are required due customer issues such as personnel, site delays, equipment, supplies, fuel, tools, etc. additional time and/or manpower will be billable to the buyer at Stewart & Stevenson’s prevailing charging rates plus expenses.

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WARRANTY POLICY STATEMENT

This Policy Statement sets forth the terms of the warranty provided by Stewart & Stevenson Manufacturing Technologies LLC and its subsidiaries (“Stewart & Stevenson”), with respect to all commercial equipment manufactured, produced, distributed, and/or sold or per scope of repair (workmanship only) by Stewart & Stevenson (the “Products”).

STATEMENT OF WARRANTY AGAINST DEFECTS

Subject to the limitations and exclusions set forth below, Stewart & Stevenson will repair or replace any defective or malfunctioning part of the Products for a period of twelve (12) months from the date first placed in service or eighteen (18) months from date of shipment, whichever expires first. The Products shall be presumed to have been placed in service on the date of the Stewart & Stevenson start-up report or, if there is no such report, on the date of shipment by Stewart & Stevenson to the first retail purchaser (“Buyer”).

WARRANTY AGAINST PATENT INFRINGEMENT

Stewart & Stevenson warrants that none of the Products, the use thereof within the United States or the applications, processes or designs employed in the manufacture thereof infringe the valid claims of any U.S. letter patent, patent application, copyright, trade secret or any other property right of any third party. In the event of a breach or alleged breach of this warranty Stewart & Stevenson shall, at its own expense, defend any suit or proceeding brought against Buyer and shall fully protect and indemnify Buyer against any liability, cost, recovery or other expense in or resulting from such suit or claim of infringement. Buyer shall give prompt notice in writing of any notice of claim of such suit and Buyer agrees to cooperate with Stewart & Stevenson to enable it to make such defense. If in any such proceeding, Products or any part thereof is held to constitute an infringement and the full or partial use of the Products is enjoined, Stewart & Stevenson shall, at no cost to Buyer, (i) obtain for Buyer a license to use the Products or (ii) modify the Products so as to avoid the infringement without degradation in performance. If Stewart & Stevenson cannot obtain such a license, or the Products cannot be so modified, or if as a result of any suit or infringement or alleged infringement, Stewart & Stevenson may elect or may be prevented from delivering the Products or any part or component thereof, Stewart & Stevenson shall, as Buyer’s exclusive remedy, promptly refund to Buyer all money paid by Buyer for the Products.

EXCLUSIONS OF LIABILITY

THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. STEWART & STEVENSON’S LIABILITY UNDER THE FOREGOING WARRANTY SHALL BE LIMITED TO THE COSTS OF REPAIR OR REPLACEMENT BY STEWART & STEVENSON OF ANY DEFECTIVE PART OR WORKMANSHIP. STEWART & STEVENSON SHALL NOT HAVE ANY LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF USE AND LOST PROFITS, IN CONNECTION WITH THE PURCHASE, SALES, SHIPMENT, SERVICE, REPAIR OR OPERATION ARISING FROM THE FAILURE OF A PRODUCT, A COMPONENT THEREOF OR A BREACH OF ANY WARRANTY. IN NO EVENT SHALL STEWART & STEVENSON’S LIABILITY TO ANY PERSON EXCEED THE PURCHASE PRICE OF THE STEWART & STEVENSON PRODUCT.

Certain Products may include components or items manufactured by someone other than Stewart & Stevenson or specified for inclusion by the Buyer. Stewart & Stevenson’s warranty does not cover any failure of any such component or item. To the extent that any such components or items are warranted by their original manufacturers, and to the extent that such warranties are assignable to Buyer, Stewart & Stevenson assigns to Buyer any rights and remedies it has relating to such components or items. Stewart & Stevenson further agrees to perform any obligations of the original manufacturer of any such component or item under the manufacturer’s warranty to the extent that such manufacture authorizes Stewart & Stevenson to perform such warranty obligations.

Certain Products are or may include Consumables. “Consumables” are products, such as elastomers, coatings, anodes, etc. whose useful life in actual operation and use is neither predictable nor consistent, but the degradation of which is caused by their very use or operation. Stewart & Stevenson does not warrant any Consumables except as expressly provided herein, and Stewart & Stevenson does not warrant or represent the useful life of any Consumable once in use or operation.

Stewart & Stevenson has not authorized any person to assume or create any different warranty, written or oral, express or implied, or any other liability on behalf of Stewart & Stevenson with respect to the Products.

Stewart & Stevenson reserves the right to make changes in design and changes or improvements upon its products without any obligation upon itself to install the same upon its products theretofore manufactured.

The foregoing warranty gives the Buyer specific legal rights which may vary from state to state. Some states do not permit the limitation of incidental or consequential damages or limitation of remedies under warranties. The above limitations apply only to the extent permitted by applicable law.

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BUYER’S RESPONSIBILITY

Stewart & Stevenson provides the original purchaser with a copy of the relevant operator manuals containing vital information relating to the proper use and maintenance of each Product. Additional copies of operator manuals are available from Stewart & Stevenson at an additional cost. Any repairs arising from failure to maintain a Products in accordance with the operator manuals, from operation of a Products in a manner not recommended by the operator manual or from the use of fuels, lubricants or coolants not meeting the specifications set forth in the operator manuals are for the account of the Buyer.

Many factors affect the performance and reliability of a Product. Specific output ratings and operating parameters have been established by Stewart & Stevenson. Operation outside of the recommended limits can adversely affect the service life of a Product. Buyer shall be responsible for all repairs arising from operation of a Product above its ratings or as a result of misuse, accident or foreign object damage.

All Products will require repairs and adjustments over time. Such repairs should be performed only by qualified mechanics and with proper equipment and parts. Moreover, certain items installed on Products, such as belts and filters, are designed to wear out over a period of time and must be periodically replaced. Buyer should retain a record of all maintenance or repairs performed on Products. Buyer shall be responsible for any filters, belts, hoses or other normal maintenance items. Buyer shall be responsible for any repairs arising from alterations to power products, repairs performed by a person other than authorized representatives or use of maintenance items or parts not meeting the specifications set forth in the operator manuals.

Many Products are located in remote areas or installed so that they are not easily serviced. Some Products are freely movable from place to place. Since Stewart & Stevenson has no control over the place at which Products are from time to time located or the manner of installation, warranty repairs are available only at the address of the Stewart & Stevenson facility that made, manufactured, distributed, and/or sold the relevant Products, which such addresses are listed below. Buyer is responsible for any costs of shipping Products to the authorized repair location, or shipping repair parts from Houston, Texas and for all travel expenses of field servicemen when repairs are performed at other locations.

IN THE EVENT OF A FAILURE

1.	Unless there is a threat to life or property, Buyer shall immediately cease using the Products that exhibits any fuel or oil leak, vibration, unusual noise, high temperature, low oil pressure, black or white smoke, excessive fuel or oil consumption, or any other abnormal condition.

2.	Do not disassemble or otherwise attempt to repair the Products. Contact Stewart & Stevenson for the name and address of the nearest facility authorized to repair Products. Have available all serial numbers, model numbers, date of purchase and other information that will assist Stewart & Stevenson to identify the equipment.

3.	Stewart & Stevenson’s Warranty Department will troubleshoot the problem and direct the Buyer to the nearest authorized repair facility, dispatch a field service representative to the location of the Products or provide Buyer with replacement parts to be installed by Buyer. Buyer will be asked for a purchase order or other commitment to pay any expenses that are not covered by the applicable warranty.

4.	Warranted failures will be repaired by Stewart & Stevenson during normal business hours using new or remanufactured parts, at the option of Stewart & Stevenson’s Warranty Department. Any repairs or charges not covered by the applicable warranty must be paid by the Buyer at the time services are rendered unless other arrangements are made in advance.

5.	Stewart & Stevenson will invoice Buyer for all warranty replacement parts that are shipped for Buyer installation. Buyer shall be entitled to a full credit against the cost of such part, other than transportation charges, upon the return of the failed part and determination by Stewart & Stevenson’s Warranty Department that such failure was covered by warranty. Such invoice shall be payable in full unless the failed part is returned.

IF YOU HAVE A QUESTION

If you have any question regarding the applicable warranty on your Product, contact:

Stewart & Stevenson Manufacturing Technologies LLC

Attention: Warranty Department

10750 Telge Road

Houston, Texas 77095

(281) 345-5100

Any problems that cannot be resolved by Buyer after discussion with the Warranty Department should be referred to the General Manager of Stewart & Stevenson Manufacturing Technologies LLC at the above address.

SSPPLLC (02/06)

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TERMS & CONDITIONS

GENERAL TERMS & CONDITIONS OF SALE

1.	DEFINITIONS: As used in these General Terms and Conditions of Sale, the term “Goods” shall mean the machinery, equipment, products and other tangible property from time to time sold or offered for sale by Seller; the term “Services” shall mean the labor from time to time provided by Seller; the term “Seller” shall mean the entity selling or offering such Goods or Services; and the term “Buyer” shall mean the person to whom such Goods or Services is sold or offered.

2.	OTHER TERMS: If this is an offer, your acceptance hereof is expressly limited to the specific terms contained herein. If this is an acceptance or written confirmation, it is expressly made conditional upon your assent to any terms contained herein that are additional to or different from those of your offer. These General Terms and Conditions of Sale shall contain all of the terms applicable to any sale of or offer to sell Goods or Services. Seller specifically objects to any additional or different terms contained in any document used by Buyer. Any acceptance of Goods or Services by Buyer or any payment by Buyer of any part of the purchase price shall be deemed to be a waiver of any additional or different terms contained in Buyer’s documents and an acceptance of all of the General Terms and Conditions of Sale, notwithstanding the acknowledgement by Seller of Buyer’s purchase order or other document provided by Buyer. No order for Goods or Services shall be binding on Seller until it is acknowledged in writing by Seller.

3.	SUPERVISION: All Services performed by Seller at a location owned or controlled by Buyer shall be performed by Seller’s personnel under the supervision and control of Buyer.

4.	ACCESS, PERMITS AND UTILITIES: Seller’s employees shall have free and unobstructed access to the site at which Services are to be performed. Buyer shall furnish safe and proper equipment, parts, tools and working conditions, safe storage for Seller’s property, and all necessary lifting equipment, steam, electricity, gas, oil, water and other utilities necessary to perform the Services. Buyer shall obtain all licenses, registrations, and permits necessary for Seller to perform the Services.

5.	PRICE: Unless otherwise stated, all prices are in U.S. Dollars. Prices relating to Goods are ex factory, place of manufacture. Labor rates shall by subject to change without notice and shall apply from the time of dispatch until return or dispatch to another job. No amount is included in any price for sales, use, privilege, excise or other taxes imposed on or measured by the gross receipts from the sale of the Goods or Services. Buyer shall promptly pay any such charge directly to the governmental authority assessing them or reimburse on demand any such charges paid by Seller.

6.	PAYMENTS: All payments shall be in U.S. Dollars, without offset, backcharge, retention or withholding of any kind. All invoices shall be payable within ten (10) days. Any amounts not paid when due will be subject to interest at the rate of 11/2% per month or the highest nonusurious rate permitted by applicable law, whichever is less. At the request of Seller, payments will be made through a confirmed irrevocable letter of credit in form and on banks acceptable to Seller.

7.	DELIVERY: Delivery to the carrier, including carriers owned or controlled by Seller, or notification that Goods are ready for shipment shall constitute delivery to the Buyer for all purposes.

8.	SHIPMENT: Prices include the cost of packing and crating required for normal domestic transportation. Freight charges included in any price are subject to adjustment for actual cost incurred by Seller. In the event that any Goods will be shipped out of the continental limits of the Untied States of America, all fees and expenses relating to export documentation, export packing, marking or importation into the country of destination shall be the responsibility of the Buyer.

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9.	ACCEPTANCE: All Goods shall be finally inspected and accepted within thirty (30) days after delivery. All Services shall be inspected and accepted within thirty days after they are performed. Failure of Buyer to provide Seller with an itemized list of defects within such thirty (30) days or to permit Seller a reasonable opportunity to correct any listed defects shall be deemed acceptance of the Goods or Services. In the event of multiple shipments or extended Services, each individual shipment shall be separately accepted and Services shall be periodically inspected and accepted. Buyer expressly waives any right to reject Goods or Services that substantially conform to the specifications relating thereto and any right to revoke acceptance after such thirty (30) day period.

10.	DELAYS: Seller shall have no liability for any failure to deliver the Goods or perform Services to Buyer if such failure arises from causes beyond the reasonable control of Seller, including but not limited to, delays of suppliers or carriers, government actions, shortages of materials, labor difficulties, fires, floods, acts of God and the effects of civil disobedience.

11.	CHANGES: Seller reserves the right to change the details of any Goods provided that such change shall not impair the performance or critical dimensions of such Goods.

12.	ADDITIONAL COSTS: In addition to the purchase price, Buyer shall pay to Seller any costs incurred as a result of (a) changes in the Goods or Services or delays in delivery requested by Buyer; (b) delays in delivery arising from Buyer’s failure to provide information, drawings or materials; or (c) changes in the laws, codes, rules or regulations applicable to the Goods or Services after the date of quotation by Seller.

13.	WARRANTY: To the extent that Goods are warranted by their original manufacturers, and to the extent that such warranties are assignable to Buyer, Seller assigns to Buyer any rights and remedies it has relating to such Goods. Seller further agrees to perform any obligations of the original manufacturer under the manufacturer’s warranty to the extent that such manufacturer authorizes Seller to perform such warranty obligations. SELLER WARRANTS GOODS MANUFACTURED AND SERVICES PERFORMED BY IT PURSUANT TO THE WARRANTY POLICY STATEMENTS ISSUED FROM TIME TO TIME BY SELLER. EXCEPT AS SET FORTH IN THE APPLICABLE WARRANTY POLICY STATEMENT, SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO GOODS OR SERVICES, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

14.	CANCELLATION: Orders for Goods or Services may not be cancelled by Buyer after acceptance by Seller. Seller shall be entitled to request reasonable assurances that Buyer will accept and pay for any Goods or Services, including but not limited to requiring payments on account or in advance, if there are reasons to believe that Buyer will not accept and pay for Goods or Services when delivered. Until such assurances are received, Seller shall be entitled to stop work on the Goods or Services, cancel any agreement to sell the Goods or Services, sue to recover the purchase price or any expenses incurred to the date of cancellation, resell the Goods or Services to a third party, or exercise any other remedy available at law or in equity for breach of contract.

15.	INTERPRETATION: Any sale or agreement to sell Goods or Services shall be interpreted according to the laws of the state in which Seller’s branch office is located, excluding any provision thereof that would direct the application of the laws of another jurisdiction. Buyer agrees that any sale of or agreement to sell Goods or Services will be deemed to be made and performed solely in the county in which Seller’s branch office is located, to the exclusion of all other jurisdictions. Seller’s branch office shall be deemed to be located at the address identified in this offer, acceptance or confirmation, as the case may be, or if no such address is identified, at Seller’s branch that issued these General Terms and Conditions of Sale.

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16.	LIMITATION OF LIABILITY: Neither Seller nor Buyer shall have any liability to the other for any incidental or consequential damages arising from the sale of Goods or Services, the use, operation or consumption of the Goods, or the failure of either party to fully perform any agreement to sell Goods or Services. SELLER SHALL HAVE NO LIABILITY FOR ANY LOSS, DAMAGE OR COST ARISING FROM THE FAILURE TO DISCOVER OR REPAIR LATENT DEFECTS OR DESIGN DEFECTS IN ANY GOODS OR SERVICES. BUYER SPECIFICIALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY CLAIM FOR INCIDENTAL, RESERVOIR, SPECIAL, INDIRECT, CONSEQUENTIAL AND EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO MULTIPLE DAMAGES UNDER ANY DECEPTIVE TRADE PRACTICE OR CONSUMER PROTECTION LAWS.

17.	WAIVER: The waiver by either Seller or Buyer of any breach under these General Terms and Conditions of Sale shall not be deemed to be a waiver of any subsequent breach of a like or different nature. The failure to enforce any provision of the General Terms and Conditions of Sale shall not be deemed a waiver of such provision.

18.	ARBITRATION: Any dispute arising from or relating to the sale of Goods or Services, including the interpretation of these General Terms and Conditions of Sale, shall be resolved by binding arbitration according to the Stewart & Stevenson Arbitration Program.

19.	INDEMNITY (INCLUDING FOR NEGLIGENCE): BUYER HEREBY ASSUMES AND AGREES TO INDEMNIFY, DEFEND, PROTECT, SAVE, KEEP, AND HOLD HARMLESS SELLER, ITS AGENTS, EMPLOYEES, SUBCONTRACTORS, AND INVITEES FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, INJURIES, CLAIMS, CAUSES OF ACTION, LIABILITIES, DEMANDS AND EXPENSES (INCLUDING ATTORNEY FEES AND OTHER LEGAL EXPENSES) OF WHATSOEVER KIND AND NATURE, FOR INJURY TO, OR ILLNESS OR DEATH OF ANY PERSON AND FOR ALL DAMAGE TO, LOSS OR DESTRUCTION OF PROPERTY (COLLECTIVELY “LOSSES”), RELATING TO, CONNECTED WITH IN ANYWAY, ARISING OUT OF, OR ON ACCOUNT OF THE GOODS OR SERVICES PURCHASED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY SUCH LOSSES CAUSED OR OCCASIONED BY ANY NEGLIGENT ACT OR OMISSION OF SELLER, ITS OFFICERS, AGENTS, EMPLOYEES, SUBCONTRACTORS, INVITEES OR LICENSEES. The foregoing indemnity is a material part of this transaction, supported by and in consideration of a reduction in the purchase price and is intended to apply notwithstanding the joint or concurrent negligence of Seller.

20.	RISK OF LOSS: Seller shall bear the risk of loss of the Goods until the Goods are delivered to the carrier, including carriers owned or controlled by Seller or notification to Buyer that the Seller is ready for shipments whichever occurs first. Thereafter, Buyer shall bear the entire risk of loss of the Goods.

21.	ENTIRE AGREEMENT: These Terms and Conditions of Sale constitute the entire agreement of the parties and supersede all discussions, arrangements, negotiations, representations and warranties, if any, relating to the Goods or Services covered hereby.

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